EXHIBIT 3.1


                            ARTICLES OF INCORPORATION
                                       OF
                          SENIOR CARE INDUSTRIES, INC.

The undersigned incorporator hereby forms a corporation Pursuant to the General Corporation Law of the State of Nevada. (Chapter 78 of Nevada Revised Statutes).

                                    ARTICLE I
                                 CORPORATE NAME

         The name of the Corporation is Senior Care Industries, Inc.

                                   ARTICLE II
                                    DURATION

         The duration of the Corporation shall be perpetual.

                                   ARTICLE III
                                GENERAL PURPOSES

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Nevada.

                                   ARTICLE IV
                                  CAPITAL STOCK

(1) The total authorized capital of the Corporation shall consist of the following: (a) 20,000,000 shares of common stock, $.01 par value per share, and
(b) 5,000,000 shares of preferred stock, $.01 par value per share.

(2) The Board of Directors is hereby authorized to establish, out of authorized but unissued shares of preferred stock, one or more series of the preferred stock and to fix and determine the relative rights, preferences and privileges of the shares of any series of preferred stock so established.

(3) Any and all of such shares of common stock or preferred stock may be issued for such consideration as shall be fixed from time to time by the Board of Directors. The consideration shall be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor or services actually performed for the Corporation. The Board of Directors shall establish the value of any consideration paid in whole or in part in property, labor or services and

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determination of value so made by the Board of Directors shall be binding upon the Corporation and all shareholders. Shareholders shall not have pre-emptive rights or be entitled to cumulative voting in connection with the shares of the Corporation's common stock or preferred stock.

                                    ARTICLE V
                                REGISTERD OFFICE

         The registered office of the Corporation in the State of Nevada is c/o Pat Hartley, 3642 Boulder Highway, #387, Las Vegas,
Nevada 89121. The registered agent for the corporation at that address is P. A. Hartley.

                                   ARTICLE VI
                                    DIRECTORS

         The number of directors constituting the initial Board of directors of the Corporation is one (1) and the name and address of the person who is to serve as director until his successor is elected and shall qualify is:

         David L. Kagel             1801 Century Park East
                                    25th Floor
                                    Los Angeles, California 90067

                                   ARTICLE VII
                                NON-ASSESSABILITY


         Shares of the Corporation shall not be subject to assessment for payment of the debts of the Corporation.

                                  ARTICLE VIII
                                CERTAIN CONTRACTS

         No contracts or transaction between the Corporation and one or more of its directors or officers or between the Corporation and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors of officers or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if:

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1. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the Board or Directors or the Committee, and the Board or committee, in good faith, authorizes the contract or transaction by a vote sufficient director or directors; or

2. The material facts as to his interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or

3. The contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified, by the Board of Directors, a committed thereof, or the stockholders.

         Interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

                                   ARTICLE IX
                                     BYLAWS

         The Board of Directors shall have the power to make, adopt, amend, or repeal the Bylaws of the Corporation.

                                    ARTICLE X
                                 INDEMNIFICATION

         Section 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

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2. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened pending or completed action or suit by or in the right of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he aced in good faith an in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses with such court shall deem proper.

3. To the extent that any person referred to in paragraphs 1 and 2 of this
Article X has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to therein or in defense of any claim, issue or matter therein, th shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

4. Any indemnification under paragraphs 1 and 2 of this Article XI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2 of this Article X. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or other proceeding, or (b) if such quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as provided in this Article X.

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6. The indemnification provided by this Article X shall not be deemed exclusive or any other rights to which those seeking indemnification may be entitled under any statue, bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, office, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

7. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust of other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article X

8. For the purposes of this section, references to "the corporation" include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving Corporation so that any person who is or was a director, officer, employee or agent or such a constituent corporation or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this section with respect to the resulting or surviving corporation in the same capacity.

                                   ARTICLE XI
                          STOCKHOLDER ACTION BY CONSENT

         Any corporate action upon which a vote of stockholders is required or permitted may be taken without a meeting or vote of stockholders with the written consent of stockholders having not less than a majority of all of the stock entitled to vote upon the action if a meeting were held; provided, that in no case shall the written consent be by holders having less than the minimum percent of the vote required by statute for the proposed corporate action and provided tht prompt notice be given to all stockholders of the taking of corporate action without a meeting and by less that unanimous written consent.

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                                   ARTICLE XII
                                    AMENDMENT

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statue, and all rights conferred upon stockholders herein are granted Subject to this reservation.

                                  ARTICLE XIII
                                  INCORPORATOR

         The name and mailing address of the incorporator of the Corporation is:

         David L. Kagel             1801 Century Park East
                                    25th Floor
                                    Los Angeles, California 90067

         The undersigned, for the purpose of forming a corporation under the laws of the State of Nevada, does make, file, and record this Certificate, and does certify that the facts stated herein are true; and has executed these Articles of Incorporation.

         DATED this 18 day of August, 1999.

                                                   /s/ David L. Kagel
                                                   -----------------------------
                                                   David L. Kagel, Incorporator


STATE OF CALIFORNIA
County of Los Angeles

         On this 15th day of August 1999, before me, Klint James McKay, a Notary Public, personally appeared David L. Kagel, personally known to me, who severally acknowledged that he executed the above instrument.


                                            /s/ Klint James McKay
---------------------------                 ---------------------------
Official Seal                               Notary Public


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                    CERTIFICATE OF ACCEPTANCE OF APPOINTMENT
                                By Resident Agent

Pat Hartley hereby accepts the appointment as Resident Agent of the above named corporation.

                         Pat Hartley
                         Resident Agent

/s/ Pat Hartley          (Date) 8-18-99
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